UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2008 (April 3, 2008)
GEORGIA-CAROLINA BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22891	58-2326075

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3527 Wheeler Road, Augusta, Georgia		30909

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (706) 731-6600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On April 3, 2008 Georgia-Carolina Bancshares, Inc. (the “Company’), parent company of First Bank of Georgia (the “Bank”), announced the planned retirement of Patrick G. Blanchard from his position as President and Chief Executive Officer of the Company, effective May 31, 2008, which follows his 65th birthday. Mr. Blanchard will remain a member of the Boards of Directors of the Company and the Bank. Mr. Blanchard has served as President and Chief Executive Officer of the Company since October, 1997, and the Board of Directors appreciates his valuable service.
     Remer Y. Brinson III, President and Chief Executive Officer of the Bank, will assume the position of President and Chief Executive Officer of the Company on May 31, 2008. The material terms of Mr. Brinson’s employment with the Company will not change as a result of his promotion and have been described the Company’s filings with the Securities Exchange Commission, including the Company’s definitive proxy statement filed pursuant to Regulation 14A for the Company’s Annual Meeting of Shareholders which was filed on April 27, 2007 and the Company’s Annual Report on Form 10-K which was filed on March 28, 2008, both of which are incorporated herein by reference.
     A copy of the related press release announcing the events described above is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
          99.1     Press Release, dated April 3, 2008, issued by Georgia-Carolina Bancshares, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA-CAROLINA BANCSHARES, INC.
By:	/s/ Patrick G. Blanchard
Patrick G. Blanchard
President and Chief Executive Officer

Dated: April 8, 2008